Exhibit 10.24

Amendment to Consulting Agreement

This Amendment to Consulting Agreement (this “Agreement”) is entered into as of this 3rd day of October 2008, by and between Mr. Ehud Arbit, M.D., residing at 166 Elm Road, Englewood NJ (“Consultant”), and Oramed Pharmaceuticals Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company and Consultant entered into a Consulting Agreement as of May 1, 2008 (the “Original Agreement”); and

WHEREAS, Company and Consultant desire to amend some of terms and conditions of the Original Agreement.

NOW, THEREFORE, the Company and the Consultant agree as follows:

1.             In Section 1 the following paragraph is hereby added as a second paragraph:

Exclusive Service. The Consultant shall perform the Services on a full time basis, shall devote his entire business time and attention to the business of the Company, and shall not undertake or accept any other paid or unpaid, direct or indirect position or engagement, or render any services of a business, professional or commercial nature to any other person or entity during the period of this Agreement.

2.             Section 2 is hereby deleted in its entirety and a new Section 2 is as follows:

Fees. In consideration of the Services, (i) for the period between May 1, 2008 and June 30, 2008, the Company shall pay to Consultant a fee of $8,333 per month and (ii) from July 1, 2008 and thereafter, the Company shall pay to Consultant a fee of $16,666 per month.

3.             Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Original Agreement shall be deemed to be the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Consulting Agreement as of the date first above written.

Oramed Pharmaceuticals Inc.

By: /s/ Nadav Kidron
Name/Title: Nadav Kidron/CEO

Consultant
/s/ Ehud Arbit
Ehud Arbit, M.D.